UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 29, 2010
Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 29, 2010, Socket Mobile, Inc. (the "Company") held its Annual Meeting of Stockholders at 9:00 a.m. at the Company's headquarters at 39700 Eureka Drive, Newark, California 94560 for the following purposes:

Item 1	To elect seven directors to serve until their respective successors are elected.
Item 2	To approve an amendment to the 2004 Equity Incentive Plan to provide for a one-time stock option exchange program, as set forth in the Company's 2010 proxy statement filed with the Securities and Exchange Commission on April 1, 2010.
Item 3	To ratify the appointment of Moss Adams LLP as independent public accountants of the Company for the fiscal year ending December 31, 2010.

Only stockholders of record at the close of business on March 1, 2010 were entitled to notice of and to vote at the meeting. At the Record Date, 3,789,067 shares of Common Stock were issued and outstanding and each share of Common Stock was entitled to one vote. The Company had no other class of voting securities outstanding and entitled to vote at the meeting. A total of 2,846,918 shares or 75.1% of total shares outstanding were voted representing a quorum of stockholders entitled to vote at the meeting for the transaction of business.

RESULTS OF THE STOCKHOLDER VOTE:

Item 1 Election of Directors

Name	Votes For	Votes Withheld	Outcome
1. Charlie Bass	1,813,715	72,936	Elected
2. Kevin J. Mills	1,519,126	367,425	Elected
3. Charles C. Emery Jr.	1,800,187	86,364	Elected
4. Micheal L. Gifford	1,794,542	92,009	Elected
5. Leon Malmed	1,799,397	87,154	Elected
6. Thomas O. Miller	1,800,187	86,364	Elected
7. Peter Sealey	1,799,197	87,354	Elected

Item 2 Amendment to the 2004 Equity Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker non-votes	Outcome
1,063,276	778,207	45,068	960,367	Approved with 56.4% of Votes Cast

Item 3 Ratification of Independent Public Accountants

Votes For	Votes Against	Votes Abstained	Broker non-votes	Outcome
2,828,225	14,207	4,486	None	Approved with 99.3% of Votes Cast

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: May 5, 2010	By: /s/	David W. Dunlap

Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer